UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission. There can be no assurance that any assumptions and other factors set forth herein or therein will occur, and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, in connection with their respective bankruptcy proceedings, ReGen Biologics, Inc. (the “Company” or the “Registrant”) and its wholly owned subsidiary, RBio, Inc., entered into the Asset Purchase Agreement, dated as of May 11, 2011 (the “Asset Purchase Agreement”), with Sports Medicine Holding Company, LLC (“Buyer”). As part of the auction and sale process conducted under the supervision of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), qualified bidders had until May 27, 2011 to submit original bids. No bids were received as of such date and, as a result, the asset sale transaction will proceed with Buyer, on the terms contemplated by the Asset Purchase Agreement.

The asset sale transaction was approved by the Bankruptcy Court at a hearing on June 8, 2011 and is expected to be completed no later than June 30, 2011.

Item 1.03. Bankruptcy or Receivership.

The information set forth in Item 1.01 above is incorporated herein by this reference.

The Company expects to submit a joint plan of liquidation (with RBio, Inc.) for the approval of the Bankruptcy Court prior to June 30, 2011. Under such a plan, the proceeds of the asset sale transaction will be used to satisfy claims of the Company’s creditors and pay bankruptcy-related expenses, following which the Company will be dissolved. The Company does not anticipate that any value or funds will be available for distribution to the holders of the Company’s outstanding common stock.

Item 8.01. Other Events.

 On April 29, 2011 the Company filed a complaint with the U.S. Court of Appeals for the District of Columbia against the U.S. Food and Drug Administration (the “FDA”). The action petitions the Court to review the FDA’s March 30, 2011 Order of Rescission of the Company’s Menaflex meniscus implant device 510(k) Class II designation.

On May 31, 2011 the Company filed a complaint with the U.S. District Court for the District of Columbia against the FDA, its Commissioner, Margaret A. Hamburg, and the Secretary of Health and Human Services, Kathleen Sebelius, to review and set aside the agency’s rescission of its 510(k) Class II designation of the Company’s Menaflex meniscus implant device.

As a result of a lack of clarity regarding the legal basis for FDA’s rescission action, it could not be determined which court the FDA would determine had legal jurisdiction over this matter. In order to preserve the Company’s legal rights in the matter, the company filed actions in both courts. Following consummation of the asset sale transaction, Buyer will have the ability to pursue these actions.

The Company believes that it is eligible to deregister its shares of common stock by filing a Form 15 because it has fewer than 300 holders of record of its common stock. Upon the filing of the Form 15, the Company’s obligation to file reports with the SEC under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. The Company intends to file the Form 15 with the SEC on or about June 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/	Gerald E. Bisbee, Jr., Ph.D.
Name:		Gerald E. Bisbee, Jr., Ph.D.
Title:		President and
Chief Executive Officer

Dated: June 13, 2011